AMENDMENT NO. 12 TO MANAGEMENT AGREEMENT


     This Amendment No. 12 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1, 2005,
April 30, 2005 and September 30, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of November, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolio:



                         Portfolio                                    Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

Legg Mason Value Equity Portfolio                            ___% of daily net assets
------------------------------------------------------------ ---------------------------------------------------------


2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the __ day of __, 2005.

                                       MET INVESTORS SERIES TRUST


                                       By:______________________
                                            Name:  Elizabeth M. Forget
                                            Title:    President



                                       MET INVESTORS ADVISORY LLC


                                       By:_______________________
                                            Name:  Elizabeth M. Forget
                                           Title:    President